CERTIFICATE OF OWNERSHIP AND MERGER OF
                            INDUSTRIAL MINERALS, INC.
                             (a Nevada corporation)
                                      into
                                PNW CAPITAL, INC.
                            (a Delaware corporation)

It is hereby certified that:

         1. PNW Capital, Inc. (hereinafter sometimes referred to as the "Corp-oration") is a business corporation of the State of Delaware. Industrial Minerals, Inc. is a business corporation of the State of Nevada.
         2. The Corporation is the owner of 91% the outstanding shares of common stock of Industrial Minerals, Inc., which is a business corporation of the state of Nevada.
         3. An Agreement of Merger has been approved, adopted, certified and executed and acknowledged by each of the constituent corporations in accordance with section 253 of Delaware General Corporation Law.
         4. The laws of the jurisdiction of organization of Industrial Minerals, Inc. (Nevada) permit the merger of a business corporation that jurisdiction with a business corporation of another jurisdiction.
         5. The Corporation hereby merges Industrial Minerals, Inc. (a Nevada Corporation) into the Corporation, pursuant to an Agreement of Merger which has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 253 of Delaware General Corporation Law and the laws of Nevada.
         6. The certificate of incorporation of the surviving corporation PNW Capital, Inc. shall be its certificate of incorporation;
         7. The name of the surviving corporation shall be changed to Industrial Minerals, Inc.
         8. The following is a copy of the resolutions adopted on April 25, 2002 by the Board of Directors of the corporation to merge the said Industrial Minerals, Inc.
         RESOLVED: That Industrial Minerals, Inc. be merged into this Corpora-tion, and that all the estate, property, rights, privileges, powers, and franchises of Industrial Minerals, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Industrial Minerals, Inc. in its name.
         RESOLVED: That this Corporation assume all the obligations of Industrial Minerals, Inc.
         RESOLVED: That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Nevada, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Industrial Minerals, Inc. and of this Corporation and in any other appropriate jurisdiction, to accomplish the merger.
         RESOLVED: That each shareholder of Industrial Minerals, Inc. shall receive one share of PNW Capital, Inc. for each share of Industrial Minerals,

Inc. upon surrender of each share of Industrial Minerals, Inc. not owned by corporation.
         9. The executed Agreement of Merger is on file at an office of the surviving corporation, at, One Dundas St. West, Suite 2500, Toronto, Ontario, Canada, M5G123.
         10. A copy of the Agreement of Merger will be furnished by the surviv-ing corporation, on request and without cost, to any stockholder of an constituent corporation;
         11. The corporation surviving the Merger is to be a Corporation of the State of Delaware, the authorized capital stock of the constituent corporation Industrial Minerals, Inc. which is a Nevada corporation is 50,000,000 shares of common stock.



INDUSTRIAL MINERALS, INC.                   PNW CAPITAL, INC.



By: /s/ Edward Verby                        By: /s/ Edward Verby
    ----------------------------                -------------------------------
         President                                   President


Providence of Ontario

Country of Canada

     The foregoing Certificate of Ownership and Merger was acknowledged before me this 28th day of April 1, 2002, by Edward Verby as, President of PNW Capital, Inc. and as President of Industrial Minerals, Inc. who affirmed the facts contained therein under penalties of perjury.


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